      S1 REPORTS FIRST QUARTER FINANCIAL RESULTS DEMONSTRATING CONTINUED
                         PROGRESS TOWARDS PROFITABILITY

Atlanta, April 30th, 2002 -- S1 Corporation (Nasdaq:SONE), a leading global provider of Enterprise eFinance solutions, today announced its financial results for the quarter ended March 31, 2002.

Revenues for the quarter ended March 31, 2002, were $72.6 million, an increase of 15% compared with $63.1 million reported for the quarter ended March 31, 2001.

Net loss for the first quarter 2002 was $6.7 million, or ($0.11) per share, compared to a net loss of $92.1 million, or ($1.58) per share, for the corresponding period in 2001. S1 recorded net merger-related charges in the amount of $2.4 million, or $.04 per share. Excluding these charges, the net loss for first quarter 2002 was $4.3 million, or ($0.07) per share, in line with previous guidance.

S1 generated EBITDA of $6.0 million, or $0.10 per share, for the quarter ended March 31, 2002, a $15.6 million improvement over the same period last year. S1 defines EBITDA as revenues less direct costs, selling and marketing expenses, product development expenses and general and administrative expenses, excluding stock option compensation expense.

"S1 continued to demonstrate progress towards profitability with our first quarter results," said Jaime Ellertson, Chief Executive Officer of S1 Corporation. "Solid cost management and continued new customer traction, with 99 new customers signed during the quarter, resulted in substantial progress toward our stated goal of reaching profitability by the fourth quarter of this year. During the quarter we also accomplished several important milestones regarding our Enterprise platform, including the General

Availability shipment of Enterprise 1.0 as well as numerous new Enterprise customer contracts."

RECENT OPERATING HIGHLIGHTS

Customer Success

- Signed 99 new customers and 170 cross sales to S1's existing customer base of more than 3,800 financial institutions during Q1;
- Signed 11 new Enterprise deals (sales involving more than one delivery channel);
- Approximately 40 financial institutions went live with one or more S1 applications.

Market Reach

- Signed new international technology and distribution partnerships including major SI/reseller relationship in Middle East and Africa;
- Acquired the assets and subsidiaries of Point Holdings, Ltd., of Dublin, Ireland, a leading supplier of call center and CRM applications to a number of the world's largest insurance and banking companies;
- Completed the previously announced acquisition of Regency Systems, Inc., a leading provider of voice and Internet banking applications to the community banking market.

OPERATIONS

- Announced the addition of William James as General Manager of Pan-European Operations;
- Generated $2.3 million in cash flow from operations for an ending cash balance of $148.2 million, despite acquisition-related cash expenditures of $3.5 million.
- Opened new development center in Pune, India, in a cost-effective expansion of the company's development expertise.

Product Leadership

- Delivered the General Availability release of S1 Enterprise Platform, as well as the Internet channel applications for Personal Banking, Business Banking and Customer Center. The 1.0 release of the Enterprise platform also provides for message level integration of S1's Branch, Call Center, Voice Banking and Internet channel solutions;
- S1's Full Service Banking Group released its latest version of its Data Mart with enhanced security features and full support for data warehouse applications.

FINANCIAL GUIDANCE

S1 expects quarterly and full year operating results for 2002 to fall within the following ranges:

                                 Q2 2002              Q3 2002               Q4 2002              FULL YEAR
                                 -------              -------               -------              ---------

2002

Revenue                        $75M to $77M         $77M to $79M          $84M to $86M         $309M to $315M
EBITDA per share              $0.09 to $0.10       $0.10 to $0.11        $0.14 to $0.16        $0.43 to $0.47
EPS                         $(0.09) to $(0.07)   $(0.06) to ($0.04)      $0.01 to $0.03      $(0.25) to $(0.19)
Shares used
in calculation                     67.5M                71.7M                 76.1M                 70.0M

CONFERENCE CALL INFORMATION

Mr. Ellertson will host a conference call April 30th at 5:00 p.m. EDT. The call may be accessed via the company's home page at www.s1.com. The call will be recorded and available for playback by dialing (888) 203-1112 (U.S. and Canada) or (719) 457-0820

(international). The access code is 752699. The replay will be active until 8:00 p.m. EDT on May 6th, 2002.

ABOUT S1 CORPORATION

S1 (Nasdaq: SONE - news) is a leading global provider to more than 3,800 banks, credit unions, insurance providers, and investment firms of enterprise software solutions that turn customer interactions into profits. S1's Enterprise eFinance solutions deliver a transactionable, customer-centric view across all delivery channels, resulting in a more compelling experience for the customers and a more profitable relationship for the financial institution. S1 is the only eFinance provider with the proven experience, breadth of products, and financial strength to empower financial services companies' Enterprise eFinance strategy. Additional information about S1 is available at www.s1.com

Forward Looking Statements

This press release contains forward-looking statements relating to results of operations; benefits of certain programs; product availability, features and benefits; market penetration; and market strategies. Such statements are made based on management's beliefs as well as assumptions made by, and information currently available to, management pursuant to "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. While these statements reflect our best judgement, they are subject to risks and uncertainties that could cause a change in focus and direction. A discussion of certain risk factors that may cause actual results to differ from these forward-looking statements can be found in S1's Annual Report on Form 10-K for the period ended December 31, 2001, on file with the SEC.

CONTACTS:

Nancy O'Donnell
VP of Investor Relations, S1 Corporation
404/923-6671
nancy.odonnell@s1.com


Sterling Hager, Inc. for S1 Corporation
Tracey Frederickson, 617/926-6665
tfrederickson@sterlinghager.com

                        S1 CORPORATION AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                        MARCH 31,             DECEMBER 31,
                                                                          2002                    2001
                                                                       -----------            -------------
                                                                       (UNAUDITED)

ASSETS
        Current assets:
        Cash and cash equivalents                                      $   148,214             $   148,450
        Accounts receivable, net                                            63,259                  56,502
        Other current assets                                                 8,207                   7,902
                                                                       -----------             -----------
                 Total current assets                                      219,680                 212,854
        Property and equipment, net                                         38,067                  41,253
        Goodwill and intangible assets, net                                136,165                 111,223
        Other assets                                                         6,895                   6,707
                                                                       -----------             -----------
                 Total assets                                          $   400,807             $   372,037
                                                                       ===========             ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
        Accounts payable and other accrued liabilities                 $    49,709             $    49,603
        Deferred revenues                                                   36,807                  27,499
        Current portion of capital lease obligation                          5,244                   5,925
                                                                       -----------             -----------
                 Total current liabilities                                  91,760                  83,027
        Other liabilities                                                   14,361                  14,392
                                                                       -----------             -----------
                 Total liabilities                                         106,121                  97,419
                                                                       -----------             -----------
Stockholders' equity:
        Preferred stock                                                    241,975                 241,975
        Common stock                                                           637                     614
        Additional paid-in capital                                       1,668,331               1,640,972
        Accumulated deficit                                             (1,613,854)             (1,607,148)
        Net unrealized gains on investment securities
           available for sale, net of taxes                                     32                      73
        Cumulative foreign currency translation adjustment                  (2,435)                 (1,868)
                                                                       -----------             -----------
                 Total stockholders' equity                                294,686                 274,618
                                                                       -----------             -----------
                 Total liabilities and stockholders' equity            $   400,807             $   372,037
                                                                       ===========             ===========

                        S1 CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                  (UNAUDITED)

                                                           THREE MONTHS ENDED
                                                         3/31/2002     3/31/2001
                                                        ------------------------
REVENUES:
  Software licenses .................................  $    21,169  $    13,806
  Support and maintenance ...........................       15,042        9,045
  Professional services .............................       24,818       29,561
  Data center .......................................       11,108       10,238
  Other .............................................          433          455
                                                       ------------------------
    Total revenues ..................................       72,570       63,105
                                                       ------------------------
DIRECT COSTS:
  Software licenses .................................        1,213        1,377
  Professional services, support and maintenance ....       21,261       26,246
  Data center .......................................        5,206        6,750
  Other .............................................          280          360
                                                       ------------------------
    Total direct costs ..............................       27,960       34,733
                                                       ------------------------
    Gross margin ....................................       44,610       28,372
                                                       ------------------------
OPERATING EXPENSES:
  Selling and marketing .............................       13,517       11,822
  Product development ...............................       12,447       13,517
  General and administrative ........................       13,284       12,833
  Depreciation and amortization .....................        6,043        7,373
  Merger related and restructuring costs ............        2,022           --
  Acquired in-process research and development ......          350           --
  Amortization of acquisition intangibles ...........        4,732       20,406
                                                       ------------------------
    Total operating expenses ........................       52,395       65,951
                                                       ------------------------
Operating loss ......................................       (7,785)     (37,579)
Interest, investment and other income, net ..........          635        2,646
Loss on sale of subsidiaries ........................           --      (52,302)
Equity in net loss of affiliate .....................           --       (5,029)
                                                       ------------------------
Loss before income taxes ............................       (7,150)     (92,264)
Income tax benefit ..................................          444          202
                                                       ------------------------
NET LOSS ............................................  $    (6,706) $   (92,062)
                                                       ========================

RECONCILIATION OF NET LOSS TO EBITDA(1):
Net loss ............................................  $    (6,706) $   (92,062)
Interest, investment and other income, net ..........         (635)      (2,646)
Income tax benefit ..................................         (444)        (202)
Depreciation and amortization .......................        6,043        7,373
Amortization of acquisition intangibles .............        4,732       20,406
Stock option compensation expense ...................          675          245
Merger related and restructuring costs ..............        2,022           --
Acquired in-process research and development ........          350           --
Loss on sale of subsidiaries ........................           --       52,302
Equity in net loss of affiliate .....................           --        5,029
                                                       ------------------------
EBITDA(1) ...........................................  $     6,037  $    (9,555)
                                                       ========================

EBITDA EARNINGS (LOSS) PER SHARE(1) .................  $      0.10  $     (0.16)
NET LOSS PER COMMON SHARE ...........................  $     (0.11)       (1.58)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING ..........   62,144,480   58,176,056
COMMON SHARES OUTSTANDING AT END OF PERIOD ..........   63,706,080   58,414,190

GROSS MARGIN PERCENTAGES:
  Software licenses .................................           94%          90%
  Professional services, support and maintenance ....           47%          32%
  Data center .......................................           53%          34%
  Other .............................................           35%          21%
                                                       ------------------------
  Total gross margin ................................           61%          45%
                                                       ========================

---------------
(1) EBITDA is defined as total revenues less direct costs, selling and marketing expenses, product development expenses and general and administrative expenses, excluding stock option compensation expense.